EXHIBIT 99.1

Hub Group, Inc. Reports 21% EPS Growth and Another Record First Quarter

DOWNERS GROVE, IL, April 24, 2008, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record diluted earnings per share for the quarter ended March 31, 2008 of $0.35.  This represents an increase of 21% compared to last year's first quarter diluted earnings per share of $0.29.  Hub Group’s operating margin increased to 4.9% in the first quarter 2008 from 4.6% in 2007 due to growth, purchasing transportation more cost effectively, and cost control.

Hub Group’s revenue increased 8.1% to $425.0 million compared to $393.3 million in the first quarter of 2007.  First quarter intermodal revenue increased 5.2% to $302.8 million.  Truck brokerage revenue was up 19.9% to $89.9 million this quarter.  First quarter logistics revenue increased 6.1% to $32.3 million.  Gross margin increased to $57.5 million compared to $56.7 million in the first quarter of 2007.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are very pleased with our earnings per share growth and the performance of all three business lines.  Our efforts to increase productivity continue to help us control our costs.  Thanks to our scalable, asset-light model, we were able to generate impressive returns despite the weak economic conditions.”

FULL YEAR 2008

Given the current operating environment, we are comfortable that the earnings for 2008 will be within the current analysts’ range of $1.58 to $1.70 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Thursday, April 24, 2008 to discuss its first quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 680-0879.  The conference call participant code is 46298316. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PWYE8NGWR.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2007.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2008	2007

Revenue	$424,995	$393,297
Transportation costs	367,493	336,636

Gross margin	57,502	56,661

Costs and expenses:
Salaries and benefits	25,363	25,610
General and administrative	10,150	11,601
Depreciation and amortization	1,001	1,172
Total costs and expenses	36,514	38,383

Operating income	20,988	18,278

Other income (expense):
Interest expense	(26)	(21)
Interest and dividend income	338	645
Other, net	95	3
Total other income	407	627

Income before provision for income taxes	21,395	18,905

Provision for income taxes	8,260	7,486

Net income	$13,135	$11,419

Basic earnings per common share	$0.35	$0.29

Diluted earnings per common share	$0.35	$0.29

Basic weighted average number of shares outstanding	37,101	39,257
Diluted weighted average number of shares outstanding	37,405	39,766

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,878	$38,002
Accounts receivable
Trade, net	164,170	160,944
Other	7,325	9,828
Prepaid taxes	86	86
Deferred taxes	3,945	5,044
Prepaid expenses and other current assets	3,740	4,318
TOTAL CURRENT ASSETS	218,144	218,222

Restricted investments	7,452	5,206
Property and equipment, net	28,858	29,662
Other intangibles, net	6,945	7,056
Goodwill, net	230,448	230,448
Other assets	1,237	1,373
TOTAL ASSETS	$493,084	$491,967

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$123,815	$123,020
Other	8,387	6,683
Accrued expenses
Payroll	8,372	16,446
Other	27,157	33,063
Related party payable	-	5,000
TOTAL CURRENT LIABILITIES	167,731	184,212

Non-current liabilities	9,407	9,708
Deferred taxes	49,281	47,148

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2008 and 2007	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2008 and 2007; 36,975,979 outstanding in 2008 and 36,666,731 outstanding in 2007	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2008 and 2007	7	7
Additional paid-in capital	171,401	176,657
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	219,177	206,042
Treasury stock; at cost, 4,248,813 shares in 2008 and 4,558,061 shares in 2007	(108,874)	(116,761)
TOTAL STOCKHOLDERS' EQUITY	266,665	250,899

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$493,084	$491,967

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$13,135	$11,419
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,706	1,804
Deferred taxes	3,232	1,652
Compensation expense related to share-based compensation plans	1,171	960
Loss on sale of assets	29	2
Changes in operating assets and liabilities:
Restricted investments	(2,246)	(1,261)
Accounts receivable, net	(723)	7,803
Prepaid taxes	-	2,033
Prepaid expenses and other current assets	578	(2,344)
Other assets	136	30
Accounts payable	2,499	(6,416)
Accrued expenses	(13,980)	(5,631)
Deferred compensation	(301)	(637)
Net cash provided by operating activities	5,236	9,414
Cash flows from investing activities:
Proceeds from sale of equipment	29	15
Purchases of property and equipment	(849)	(2,078)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(5,000)
Net cash used in investing activities	(5,820)	(7,063)
Cash flows from financing activities:
Proceeds from stock options exercised	315	248
Purchase of treasury stock	(672)	(12,740)
Excess tax benefits from share-based compensation	1,817	1,380
Net cash provided by (used in) financing activities	1,460	(11,112)

Net increase (decrease) in cash and cash equivalents	876	(8,761)
Cash and cash equivalents beginning of period	38,002	43,491
Cash and cash equivalents end of period	$38,878	$34,730

Supplemental disclosures of cash paid for:
Interest	$26	$21
Income taxes	$4,018	$232